UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St, 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

MSCI Inc. (the “Company”) is making a further disclosure regarding the whistleblower complaint previously made to the Securities & Exchange Commission (the “SEC”). As disclosed by the Company on February 13, 2012, Institutional Shareholder Services, Inc. (“ISS,” a wholly owned subsidiary of the Company) was contacted by a reporter on February 10, 2012 concerning allegations that an ISS employee had provided proxy voting information to proxy solicitors in return for cash and other gifts. The Company also reported that it had launched an internal investigation into the matter and placed the employee in question on administrative leave. On February 29, 2012, the Company disclosed that it was cooperating with investigations by the SEC and the Department of Justice (the “DOJ”). As further disclosed by the Company on March 27, 2012, the Company learned from the employee in question that he had provided information regarding how certain clients voted their proxies to a proxy solicitor over a number of years in violation of ISS’s policies concerning the treatment of confidential information. On March 26, 2012, ISS terminated the employee’s employment. The Company also learned from the employee that the proxy solicitor had provided him with meals and tickets to various events, that the employee communicated the voting information to the proxy solicitor by using his personal email accounts and by telephone, and that he acted alone in gathering and communicating the information.

On September 14, 2012, ISS received a Wells Notice from the Division of Enforcement of the SEC indicating its intent to recommend to the SEC a public administrative proceeding against ISS for violations of Sections 204A and 206 of the Investment Advisers Act of 1940 and Rule 206(4)-7 thereunder. We understand the basis of this action would be that while ISS did have in place policies and procedures restricting and safeguarding client voting information generally, ISS did not have policies and procedures specifically addressing communications with proxy solicitors. Additionally, ISS’s systems allowed the employee to view voting information pertaining to any of ISS’s clients as opposed to solely those clients assigned to the employee as a client account manager. While the systems were designed in this fashion to enable any ISS client account manager to service any client, this system design permitted the employee to view confidential voting information for any of ISS’s clients. We understand that an additional basis for the SEC’s action would be that although the Company had policies in place regarding the receipt of gifts and entertainment, ISS did not adequately train and supervise its employees relating to interactions between employees and proxy solicitors and the receipt of meals and entertainment provided to its employees by proxy solicitors.

Since learning of the actions of the terminated employee, ISS has thoroughly reviewed its policies and procedures relating to confidential client information and the receipt of gifts and entertainment. As a result of this review, ISS has implemented a new policy specifically addressing communications and contacts with proxy solicitors, has enhanced its internal systems to further restrict internal access to client voting information, and has conducted further training regarding its gifts and entertainment policy. The confidentiality of client information is essential to ISS’s business, and we will continue to reinforce in our policies and procedures and in our training of our employees the paramount importance of safeguarding this information.

A Wells Notice is neither a formal allegation of wrongdoing nor a determination that a recipient violated any law. Instead, it permits the recipient an opportunity to offer its perspective on a matter before any decision is made by the SEC to authorize the commencement of any proceeding. ISS is in discussions with the SEC and intends to seek a prompt resolution of this matter with the SEC. As previously disclosed, ISS has also cooperated with requests for information from the DOJ, and the Company does not anticipate that the DOJ will take any action against ISS. The Company does not expect the outcome of this matter to have a material adverse effect on its business or operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as a number of assumptions about future events, including, without limitation, statements related to potential action by regulatory authorities against ISS in connection with the Wells Notice and potential effects of the outcome thereof on the Company’s business and operations. Although the Company believes that the expectations reflected in the forward-looking statements and assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risks and uncertainties. These risks and uncertainties include factors relating to potential action taken by regulatory authorities and to potential effects of the outcome thereof on the Company’s business or operations. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. These forward-looking statements are made only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. The lack of any update or revision is not intended to imply continued affirmation of forward-looking statements contained herein.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: October 2, 2012	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chief Executive Officer, President and Chairman